Exhibit 5.1

July 22, 2010

Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716

Re:	Old Line Bancshares, Inc. 2010 Equity Incentive Plan (the “Plan”) - Registration Statement on Form S-8 for 550,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Old Line Bancshares, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, (the “Act”) on Form S-8 (the “Registration Statement”) of 550,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value (the “Common Stock”), to be issued under the Old Line Bancshares, Inc. 2010 Equity Incentive Plan (the “Plan”).  As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company’s Articles of Amendment and Restatement and Articles of Amendment thereto (collectively, the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares, a short-form good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, a Certificate of the Secretary of the Company dated July 22, 2010, and such other statutes, certificates, instruments and documents relating to the Company and maters of law as we have deemed necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.  As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate of the Secretary.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualifications, and limitations as follows:

(a)           We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the Sate of Maryland.  To the extent that any documents referred to herein are governed by the laws of the jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

(b)           This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.  We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c)           We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.

(d)           We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of Common Stock authorized by the Company’s Charter at the time of their issuance.

(e)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Based on the foregoing assumptions, qualifications and limitations, having regard for such legal considerations as we deem relevant, it is our opinion that, when the Registration Statement has become effective, the Shares reserved for issuance under the Plan, upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ OBER, KALER, GRIMES & SHRIVER

OBER, KALER, GRIMES & SHRIVER